UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 13, 2014

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Not applicable.

(e)           On August 13, 2014, the Compensation Committee of the Board of Directors approved a Change in Control Agreement (the “Agreement”) with Glen W. Brown, Senior Vice President and Chief Financial Officer of Home Federal Bancorp, Inc. of Louisiana and Home Federal Bank (the “Bank”) effective as of August 18, 2014 through July 31, 2015. On or prior to July 31, 2015 and each subsequent July 31st, the Compensation Committee or the Board of Directors will consider whether the term of the Agreement will be extended for an additional year.

The Agreement provides that during its term and subsequent to a change in control, in the event that Mr. Brown’s employment is terminated (a) by the Bank other than for cause, disability, retirement or death, or (b) by Mr. Brown for "good reason," as defined, Mr. Brown would be entitled to (1) an amount of cash severance which is equal to one times his annual rate of base salary compensation and (2) continued participation in certain employee benefit plans of the Bank until the earlier of 12 months or the date he receives substantially similar benefits from full-time employment with another employer.  The Agreement provides that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, then such payments and benefits received thereunder shall be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by the Bank for federal income tax purposes.

The foregoing description is qualified in its entirety by reference to the Agreement between Mr. Brown and the Bank, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference thereto.

(f)           Not applicable.

Item 9.01           Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
             (d)          Exhibits

The following exhibits are included herewith.

Exhibit No.	Description
10.1	Change in Control Agreement between Home Federal Bank and Glen W. Brown, dated as of August 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date:	August 18, 2014	By:	/s/Clyde D. Patterson
Clyde D. Patterson
Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change in Control Agreement between Home Federal Bank and Glen W. Brown, dated as of August 18, 2014